EXHIBIT 10.11
INTERACTIVE TELEVISION NETWORKS, INC.
INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement"), is made as of the ______ day of _______, 200_ by and between Interactive Television Networks, Inc., a Nevada corporation (the "Company"), and ___________ ("Optionee").

R E C I T A L
Pursuant to the 2005 Equity Incentive Plan (the "Plan") of the Company, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the "Administrator") has authorized the granting to Optionee of an incentive stock option to purchase the number of shares of Common Stock of the Company specified in Section 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

A G R E E M E N T
NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained here-in, it is hereby agreed:

1. Number of Shares; Option Price. Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of the Plan, _________ shares of Common Stock of the Company ("Shares") at the price of $_____ per share.

2. Term. This Option shall expire on the day before the ______ [fifth: 10% stockholder] anniversary of the date of grant of the Option (the "Expiration Date"), unless such Option shall have been terminated prior to that date in accordance with the provisions of the Plan or this Agreement. The term "Affiliate" as used herein shall have the meaning as set forth in the Plan.

3. Shares Subject to Exercise. This Option shall be exercisable in installments as to [___% of the Shares on and after the first anniversary of the date hereof, ___% of the Shares on and after the second anniversary of the date hereof, ___% of the Shares on and after the third anniversary of the date hereof and ___% of the Shares on and after the fourth anniversary of the date hereof or define other milestones], provided, however, that an installment shall not become exercisable if the Optionee is not in the employ of the Company, or its Affiliate, as of such anniversary date. Once exercisable, the Option shall thereafter remain exercisable as to such Shares for the term specified in Paragraph 2 hereof, unless Optionee's employment is terminated pursuant to Paragraph 6 hereof or the Option is terminated pursuant to a Corporate Transaction (as defined in
Paragraph 15 hereof). The Administrator may condition the exercise of the Option on the Optionee's entering into a shareholders agreement with the Company and other shareholders of the Company which will restrict the transferability of the Shares and contain other customary provisions including rights of repurchase or first refusal on the part of the Company and may include "tag along" rights and/or "drag along" rights.

4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company at its principal executive office stating (i) that Optionee is in compliance with the non-compete provisions of Paragraph 16 hereof, (ii) that Optionee has no plan to violate Paragraph 16 in the future, (iii) that Optionee agrees to notify the Company within 10 days of a violation of Paragraph 16 hereof, and (iv) the number of shares with respect to which the Option is being exercised together with:

(A) a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Paragraph 5 hereof; or

(B) the tender to the Company of shares of the Company's Common Stock owned by Optionee or surrender of shares of Common Stock then issuable upon exercise of the Option having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes so long as such tender does not, in the Company’s judgment, have an adverse financial or tax accounting effect on the Company; or

(C) the Optionee's full recourse five-year promissory note with interest at the applicable federal rate (the AFR rate) and secured by a pledge of the shares being acquired in forms approved by the Company with all proceeds of any sale to be applied first to retire in full the note (including any accrued interest); or

(D) if any other method such as cashless exercise is expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender of such consideration having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

Only whole shares may be purchased.

5. Tax Withholding. In the event that this Option shall lose its qualification as an incentive stock option, as a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with res-pect to the exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax require-ments may be satisfied by the withholding of shares of Common Stock of the Company other-wise issuable to Optionee upon the exercise of this Option.

6. Exercise on Termination of Employment. If for any reason Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), other than For Cause, as defined below, this Option (to the extent then exercis-able) may be exercised in whole or in part at any time within [the term specified in Paragraph 2 hereof][{___ days}{one year} of the date of such Termination], but in no event after the earlier of the Expiration Date or a Corporate Transaction which terminates the Option pursuant to Paragraph 15 hereof. In the event this Option is treated as a nonqualified stock option, then and to that extent, "employment" would include service as a director, consultant or adviser. For purposes of this Agreement, Optionee's employment shall not be deemed to terminate by reason of a transfer to or from the Company or an Affiliate or among such entities, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if Optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute. For purposes of this Agreement, "For Cause" shall mean the termination of Optionee's employment by the Company or any of its Affiliates due to Optionee's (a) wilful breach or habitual neglect or continued incapacity to perform Optionee's required duties, or commission of acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would interfere with the effective performance of Optionee's duties, or (b) termination for cause under any employment agreement between the Company and the Optionee (as defined therein). In the event Optionee's employment by the Company or any of its Affiliates is Terminated For Cause, then the Option shall cease to be exercisable as of the date of such Termination.

7. Nontransferability. This Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during the Optionee's lifetime and after the Optionee's death, by the Optionee's personal representative or by the person entitled thereto under the Optionee's will or the laws of intestate succession.

8. Optionee Not a Stockholder. Optionee shall have no rights as a stockholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to the Optionee upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

9. No Right to Employment. Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee's employment or consulting at any time, nor confer upon Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

10. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 6.1 and 6.3 of the Plan.

11. Restrictions on Sale of Shares. Optionee repre-sents and agrees that, upon the Optionee's exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to the Optionee, the Optionee will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof the Optionee shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Following the Company becoming eligible to use Form S-8, the Company will register the Shares under the Securities Act of 1933. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraphs 6 and 7 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

12. Plan Governs. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. It is intended that this Option shall qualify as an incentive stock option as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall be construed in a manner which will enable this Option to be so qualified. Optionee hereby acknowledges receipt of a copy of the Plan.

13. Notices. All notices to the Company shall be addressed to the Corporate Secretary at the principal executive office of the Company at 28202 Cabot Road, Suite 300 Laguna Niguel, California 92677, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Corporate Secretary (as the case may be).

14. Sale or Other Disposition. Optionee understands that, under current law, beneficial tax treatment resulting from the exercise of this Option will be avail-able only if certain requirements of the Code are satisfied, including without limitation, the requirement that no disposition of Shares acquired pursuant to exercise of this Option be made within two years from the grant date or within one year after the transfer of Shares to the Optionee. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any such Shares, the Optionee will first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition. In addition to the foregoing, Optionee hereby agrees that before Optionee disposes (whether by sale, exchange, gift, or otherwise) of any Shares acquired by exercise of this Option within two years of the grant date or within one year after the transfer of such Shares to Optionee upon exercise of this Option, Optionee shall promptly notify the Company in writing of the date and terms of the proposed disposition and shall provide such other information regarding the Option as the Company may reasonably require immediately before such disposition. Said written notice shall state the date of such proposed disposi-tion, and the type and amount of the consideration to be received for such Share or Shares by Optionee in connec-tion therewith. In the event of any such disposition, the Company shall have the right to require Optionee to immediately pay the Company the amount of taxes (if any) which the Company is required to withhold under federal and/or state law as a result of the granting or exercise of the Option and the disposition of the Shares.

15. Corporate Transactions. In the event of a Corporate Transaction (as defined below), the Administrator shall notify Optionee at least 30 days prior thereto or as soon as may be practicable. To the extent not previously exercised, this Option shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may (i) permit exercise of this Option prior to its termination, even if this Option would not otherwise have been exercisable, and (ii) provide that this Option shall be assumed or an equivalent option substituted by an applicable successor corporation or any Affiliate of the successor corporation in the event of a Corporate Transaction. A "Corporate Transaction" means a liquidation or dissolution of the Company, a merger or consolidation of the Company with or into another corporation or entity, a sale of all or substantially all of the assets of the Company, or a purchase or other acquisition of more than 50 percent of the outstanding capital stock of the Company in a single transaction or a series of related transactions by one person or more than one person acting in concert.

16. Non-Compete Agreement. Notwithstanding anything to the contrary provided herein, as a condition to the receipt of Shares pursuant to the exercise of this Option, at any time during which this Option is outstanding and for six months after any exercise of this Option or the receipt of Shares pursuant to the exercise of this Option, Optionee shall not directly or indirectly, as agent, employee, consultant, stockholder, partner or in any other capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for, or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls, any venture or enterprise that directly or indirectly competes with the Company, provided, however, that nothing contained herein shall be construed to prevent Optionee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Optionee is not involved in the business of said corporation and if Optionee (together with Optionee’s spouse, parents, siblings, and children) does not own more than an aggregate of 5% of the stock of such corporation. Optionee agrees to notify the Company within 10 days of any violation of this Paragraph 16. Failure to comply with this Paragraph 16 shall cause such Option and the exercise or issuance of Shares hereunder to be rescinded and the benefit of such exercise or issuance to be repaid to the Company. Optionee agrees and understands that Optionee’s failure to comply with this Paragraph 16 will subject Optionee’s benefit from the Option to be forfeited and repaid to the Company, and Optionee agrees to do so within 10 days of notification by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INTERACTIVE TELEVISION NETWORKS, INC.

By ________________________
Name:
Title:

OPTIONEE

By___________________________

 Address:

___________________________
___________________________
___________________________

___________________________
Social Security Number